Exhibit 99.1

3333 LEE PARKWAY, SUITE 1200 DALLAS, TEXAS 75219 PHONE: 972.629.4400 FAX: 972.629.4401 WWW.GAINSCO.COM

GAINSCO REPORTS 2nd QUARTER 2008 RESULTS

DALLAS, Texas, August 14, 2008 – GAINSCO, INC. (AMEX: GAN) today announced net income for the second quarter 2008 of $1.0 million, or $0.04 per common share, basic and diluted. This compares to second quarter 2007 net loss of $0.7 million, or $0.03 per common share, basic and diluted. Net income for the six months ended June 30, 2008 was $1.1 million, or $0.05 per common share, basic and diluted. This compares to net loss of $3.3 million for the six months ended June 30, 2007, or $0.13 per common share, basic and diluted.

Gross premiums written during the second quarter and six months ended June 30, 2008 were approximately 7% and 9%, respectively, below gross premiums written in the comparable 2007 periods. Gross premiums written by geographic region for the quarters and six months ended June 30, 2008 and 2007, were as follows:

	Quarter ended June 30		Six months ended June 30
	2008	2007	2008	2007
(dollars in millions)	(unaudited)
Regions:
Southeast (Florida, South Carolina)	$22.2	23.2	52.4	54.8
South Central (Texas)	10.5	10.5	23.1	26.3
Southwest (Arizona, Nevada, New Mexico)	6.4	8.0	14.9	18.0
West (California)	0.7	1.1	1.3	2.2

Total	$39.8	42.8	91.7	101.3

Under accounting principles generally accepted in the United States (“GAAP”) ratios for the quarters and six months ended June 30, 2008 and 2007, were as follows:

	Quarter ended June 30		Six months ended June 30
	2008	2007	2008	2007
Total Company:
C & CAE Ratio (1)	71.9%	75.4%	73.3%	79.7%
Expense Ratio (2)(3)	26.4%	25.3%	26.1%	24.3%

Combined Ratio (2)	98.3%	100.7%	99.4%	104.0%

Nonstandard Personal Auto:
C & CAE Ratio (1)	74.8%	77.1%	74.8%	81.9%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiaries only) are offset by agency revenues and are stated as a percentage of net premiums earned.

The Company continues to adjust and settle claims associated with its runoff lines. For the second quarter of 2008, the Company’s runoff lines recorded favorable development for the settlement of claims occurring in prior accident years of $1.3 million. During the second quarter 2007, the Company’s runoff lines recorded favorable development for claims occurring in prior accident years of $0.8 million. For the six months ended June 30, 2008 and 2007, the runoff lines recorded favorable development for claims occurring in prior accident years of $1.3 million and $2.2 million, respectively.

As regards the Company’s nonstandard personal auto business, the Company recorded during the second quarter 2008 unfavorable development for claims occurring in prior accident years of $2.2 million. During the second quarter 2007, the Company recorded unfavorable development for claims occurring in prior accident years for nonstandard personal auto of $2.0 million. For the first six months of 2008 and 2007, the Company recorded unfavorable development for claims occurring in prior accident years for nonstandard personal auto of $3.9 million and $8.2 million, respectively.

As of June 30, 2008, the Company had $68.7 million in net unpaid claims and claims adjustment expenses (“C&CAE”) (Unpaid C&CAE of $72.9 million less Ceded unpaid C&CAE of $4.2 million), compared to net unpaid C&CAE at March 31, 2008 of $67.7 million (Unpaid C&CAE of $75.5 million less Ceded unpaid C&CAE of $7.8 million). These amounts include net unpaid C&CAE in respect of the Company’s runoff

—Page 2—

lines of $8.3 million at June 30, 2008, and $9.9 million at March 31, 2008. As of June 30, 2008, the outstanding inventory of runoff claims was 48, compared to 51 at March 31, 2008.

As of June 30, 2008, the Company’s Shareholders’ equity was $62.7 million, Subordinated debentures were $43.0 million and Note payable was $1.7 million. These compare to Shareholders’ equity of $64.6 million, Subordinated debentures of $43.0 million and Note payable of $1.8 million at March 31, 2008.

GAINSCO, INC. is a Dallas, Texas-based holding company. The Company’s nonstandard personal auto insurance products are distributed through independent retail agents in Florida and South Carolina (Southeast Region), Texas (South Central Region) and Arizona, Nevada and New Mexico (Southwest Region), and through an independent managing general agency in California (West Region). Its insurance company subsidiary is MGA Insurance Company, Inc.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to future events or future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision, including (a) operational risks and other challenges associated with growth into new and unfamiliar markets and states, (b) adverse market conditions, including heightened competition, (c) factors considered by A.M. Best in the rating of our insurance subsidiary, and the acceptability of our current rating, or a future rating, to agents and customers, (d) the Company’s ability to adjust and settle the remaining claims associated with its runoff business on terms consistent with its estimates and reserves, (e) the adoption or amendment of legislation, uncertainties in the outcome of litigation and adverse trends in litigation and regulation, (f) inherent uncertainty arising from the use of estimates and assumptions in decisions about pricing and reserves, (g) the effects on claims levels or business operations resulting from natural disasters and other adverse weather conditions, (h) the availability of reinsurance and the Company’s ability to collect reinsurance recoverables, (i) the availability and cost of capital, which may be required in order to implement the Company’s strategies, and (j) limitations on the Company’s ability to use net operating loss carryforwards. Please refer to the Company’s recent SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2007, for more information regarding factors that could affect the Company’s results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the

—Page 3—

Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

—END—

[The GAINSCO, INC. and Subsidiaries unaudited Condensed Consolidated Statements of Operations and Other Information for the quarters and six months ended June 30, 2008 and 2007, follow.]

Release Date:	Thursday, August 14, 2008 – FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-IR 972.629.4493
Richard M. Buxton, Senior Vice President 972.629.4408
Email address: ir@gainsco.com
Website: www.gainsco.com

—Page 4—

GAINSCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Quarter ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net premiums earned	$44,577	50,970	$87,917	102,433
Net investment income	1,795	2,294	3,929	4,716
Net realized (losses) gains	(42)	32	39	32
Agency revenues	3,193	3,407	6,178	6,714
Other income (expense), net	8	(62)	34	(10)

Total revenues	49,531	56,641	98,097	113,885

Claims & CAE incurred	32,049	38,453	64,465	81,679
Policy acquisition costs	7,853	9,313	15,030	18,737
Underwriting and operating expenses	7,978	7,796	15,833	14,537
Interest expense, net	730	1,018	1,669	2,041

Income (loss) before Federal income taxes	921	61	1,100	(3,109)
Federal income tax (benefit) expense	(46)	797	(34)	177

Net income (loss)	$967	(736)	$1,134	(3,286)

Income (loss) per common share:
Basic	$0.04	(0.03)	$0.05	(0.13)

Diluted	$0.04	(0.03)	$0.05	(0.13)

GAINSCO, INC. AND SUBSIDIARIES

OTHER INFORMATION

(In thousands, except per share data)

	Quarter ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Gross premiums written	$39,761	42,835	$91,727	101,298

GAAP RATIOS:
C & CAE Ratio (1)	71.9%	75.4%	73.3%	79.7%
Expense Ratio (2)(3)	26.4%	25.3%	26.1%	24.3%

Combined Ratio (2)	98.3%	100.7%	99.4%	104.0%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiaries only) are offset by agency revenues and are stated as a percentage of net premiums earned.